Exhibit 99.1

             Hercules Technology Growth Capital Announces Its Ninth
                Consecutive Quarterly Dividend of $0.30 Per Share

  Dividend Represents $2.425 Per Share Distribution since Its IPO in June 2005

     PALO ALTO, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the premier specialty finance company providing venture debt and equity to venture capital and private equity backed technology and life science companies at all stages of development, today announced that its Board of Directors has declared a third quarter dividend of $0.30 per share. The dividend will be payable on December 17, 2007 to shareholders of record as of November 16, 2007. The ex-dividend date is November 14, 2007. Specific tax characteristics of all dividends reported will be reported to shareholders on Form 1099 after the 2007 year end.

     For the quarter ended September 30, 2007, the Company declared a distribution of $0.30 per share. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year; therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year. If the Company determined the tax attributes of its distributions year-to-date as of September 30, 2007, 98% would be from ordinary income and 2% would be a return of capital for stockholders; however, there can be no certainty to shareholders that this determination is representative of what the tax attributes of its 2007 distributions to shareholders will actually be. For the fiscal year ended December 31, 2006, a portion of the distributions to the Company's shareholders was deemed a return of capital.

     About Hercules Technology Growth Capital, Inc.:

     Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology and life science companies at all stages of development. Founded in December 2003, the company primarily finances privately held companies backed by leading venture capital and private equity firms. Hercules invests in a broad range of ventures active in technology and life science industries and offers a full suite of growth capital products up and down the capital structure. The company is headquartered in Palo Alto, Calif. and has additional offices in the Boston, Boulder, Los Angeles and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.HTGC.com.

     Companies interested in learning more about financing opportunities should contact info@HTGC.com, or call 650.289.3060.

     Forward-Looking Statements:

     The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.


     CONTACT: Hercules Technology Growth Capital, Inc.
              Main, 650-289-3060
              info@htgc.com
              Sally Borg, 650-289-3066
              sborg@htgc.com